EXHIBIT 10.1

SUNSHINE HEART, INC.

FORM OF STOCK GRANT NOTICE

UNDER THE SUNSHINE HEART, INC. AMENDED AND RESTATED

2011 EQUITY INCENTIVE PLAN

SUNSHINE HEART, INC., a Delaware corporation (the “Company”) hereby awards to Participant the number of shares of Common Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth in this Stock Grant Notice (the “Notice”), the Company’s Amended and Restated 2011 Equity Incentive Plan (the “Plan”) and the Stock Award Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement.  In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:

Date of Grant:

Number of Shares of Common Stock:

Vesting Schedule:                                             The Award is 100% vested as of the Date of Grant.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement, and the Plan.  As of the Date of Grant, this Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements, promises and/or representations on the terms of the Award, with the exception, if applicable, of (i) any written employment or severance arrangement entered into between the Company and Participant that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.  By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system, which may be established and maintained by the Company or another third party designated by the Company from time to time.

This Notice may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one document.

SUNSHINE HEART, INC.		PARTICIPANT:

By:
	Signature	Signature

Title:		Date:

Date:

ATTACHMENTS:   Stock Award Agreement and Sunshine Heart, Inc. Amended and Restated 2011 Equity Incentive Plan

SUNSHINE HEART, INC.

FORM OF AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN
STOCK AWARD AGREEMENT

Pursuant to the Stock Grant Notice (the “Grant Notice”) and this Stock Award Agreement (the “Agreement”) and in consideration of your services, Sunshine Heart, Inc. (the “Company”) has awarded you a Stock Award (the “Award”) under the Company’s Amended and Restated 2011 Equity Incentive Plan (the “Plan”) for the number of shares of Common Stock (“Shares”) indicated in the Grant Notice.  Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.                                      VESTING.  Your Shares will vest as provided in the Grant Notice.

2.                                      NUMBER OF SHARES OF COMMON STOCK.

(a)                                 The Shares subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.

(b)                                 Any additional Shares, cash or other property that become subject to the Award pursuant to this Section 2 will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Shares covered by your Award.

(c)                                  No fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 2.  Any fraction of a share will be rounded down to the nearest whole share.

3.                                      SECURITIES LAW COMPLIANCE.  You will not be issued any Shares unless either (i) the Shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.                                      RESTRICTIVE LEGENDS.  The Shares may be endorsed with appropriate legends as determined by the Company in its discretion.

5.                                      AWARD NOT A SERVICE CONTRACT.  Your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of your Shares), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

6.                                      WITHHOLDING OBLIGATIONS.

(a)                                 At any time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”).  Specifically, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding Shares from the Shares issued or otherwise issuable to you with a Fair Market Value (measured as of the date Shares are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)                                 Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Shares.

(c)                                  In the event the Company’s obligation to withhold arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

7.                                      OTHER DOCUMENTS.  You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

8.                                      NOTICES.  Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

9.                                      MISCELLANEOUS.

(a)                                 The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                 You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)                                 This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)                                  All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided in this Agreement, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.  In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd—Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

11.                               SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.                               EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

13.                               AMENDMENT.  Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company.  The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

14.                               NO OBLIGATION TO MINIMIZE TAXES.  The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

15.                               CONSENT TO TRANSFER OF PERSONAL DATA.  In administering the Plan, or to comply with applicable legal, regulatory, tax, or accounting requirements, it may be necessary for the Company to transfer certain Participant data to an Affiliate or to its outside service providers or governmental agencies.  By accepting your Award, you consent, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of your personal data to such entities for such purposes.

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This Stock Award Agreement will be deemed to be signed by you upon the signing by you of the Stock Grant Notice to which it is attached.